Exhibit 23.1




                    Consent of Independent Public accountants



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Mathsoft, Inc.'s previously filed Registration Statements on Form S-3 and Form S-8 (File Nos. 33-99620, 333-94466, 333-19513, 333-45796 and 333-87097.


                                         /s/Arthur Andersen LLP




Boston,  Massachusetts
March  30,  2001


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